UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 10, 2011

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-51832	20-4343972
(Commission File Number)	(IRS Employer Identification No.)

760 Hopmeadow Street, P.O. Box 248, Simsbury, CT	06070
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2011, the Annual Meeting of shareholders of SBT Bancorp, Inc. (the “Corporation”) was held (the “Annual Meeting”). A total of 666,090 of the Corporation’s shares were present or represented by proxy at the meeting. The Corporation’s shareholders took the following actions:

Proposal #1 – Vote on the election of 4 persons, named in the Proxy Statement, to serve as Class III directors of the Corporation for three year terms ending at the 2014 Annual Meeting. The following is a list of Class III directors elected at the Annual Meeting with the number of votes “For” and “Withheld” as well as the number of abstentions and broker non-votes.

Name	For	Withheld	Abstentions	Broker Non-Votes
Robert J. Bogino	411,384	37,271	0	217,435
Nicholas B. Mason	409,391	39,264	0	217,435
Rodney R. Reynolds	445,771	2,884	0	217,435
David W. Sessions	411,509	37,146	0	217,435

Proposal #2 – Approval of the SBT Bancorp, Inc. 2011 Stock Award and Option Plan. The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	369,415
Against	73,158
Abstain	6,082
Broker Non-Votes	217,435

Proposal #3 – Ratification of Shatswell, MacLeod & Company as the Corporation’s independent auditors for the fiscal year ending December 31, 2011. The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	657,969
Against	6,911
Abstain	1,210
Broker Non-Votes	0

Proposal #4 – Non-binding approval of compensation of named executive officers of the Corporation. The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	394,584
Against	47,177
Abstained	6,894
Broker Non-Votes	217,435

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

By:	/s/ Martin J. Geitz
Martin J. Geitz
Title: President and Chief Executive Officer

Dated: May 13, 2011